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Exhibit 32

SEA CONTAINERS LTD.

Section 1350 Certification

The undersigned hereby certify that this report of Sea Containers Ltd. for the periods presented fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the report.

/s/ JAMES B. SHERWOOD James B. Sherwood President (Chief Executive Officer)	/s/ DANIEL J. O'SULLIVAN Daniel J. O'Sullivan Senior Vice President — Finance and Chief Financial Officer
Dated: March 15, 2004

        [A signed original of this written certification has been provided to Sea Containers Ltd. and will be retained by Sea Containers Ltd. and furnished to the U.S. Securities and Exchange Commission or its staff upon request.]

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  Exhibit 32
SEA CONTAINERS LTD. Section 1350 Certification